UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION
                              _______________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting  Material  Pursuant  to  Section 240.14a-11(c)    or
     Section 240.14a-12



                             PACER TECHNOLOGY
             (Name of Registrant as Specified in its Charter)

                 PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

   (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on  table below per Exchange Act Rules 14a-6(i)(1) and 0-
     11.
     (1)  Title of each  class  of  securities  to  which  the  transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of the transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
     was paid  previously.   Identify  the  previous filing by registration
     statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                 PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE
                      16101 LAGRANDE DRIVE, SUITE 100
                          LITTLE ROCK, AR  72223

                                                           NOVEMBER 3, 1999

Dear Fellow Shareholders:

     As shareholders of Pacer Technology (the "Company"), we are dissatisfied with the Company's share price performance in recent years. We have formed the Pacer Technology Shareholder's Committee (the "Committee") to nominate six persons for election as directors of the Company.

     The persons we have nominated for election as directors are: D. John Merriman and Geoffrey Tirman, two current directors of the Company, James
T. Munn, the former President and Chief Executive Officer of the Company, Howard J. Bloom, a former Vice President of the Company, Allen D. Barnes and Claude M. Ballard. Each of these nominees is committed to electing Mr. Tirman as Chairman of the Board. We believe Mr. Tirman possesses the managerial and relationship skills necessary to improve the Company's financial and operational performance and increase shareholder value. This belief is based on Mr. Tirman's track record as an investment manager. We believe that current directors are determined to continue managing the Company without regard to the best interests of the shareholders.

     To enable us to vote your shares for our director nominees, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED GREEN PROXY CARD IN THE ENVELOPE PROVIDED. If you have already returned the proxy card sent to you by the Company, you may revoke that proxy and vote for our nominees by marking, signing, dating, and mailing a later dated GREEN proxy card.

                         Sincerely,

                         THE PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

__________________________________   ____________________________________
       D. John Merriman                          James T. Munn

__________________________________   ____________________________________
        Geoffrey Tirman                     Roberto J. Cavazos, Jr.

__________________________________   ____________________________________
        Howard J. Bloom                          Mac Van Horn

Talisman Capital Opportunity Fund Ltd.  The Miller Family Partnership

By:  Talisman Capital Opportunity Inc., By: _____________________________
        Its Investment Manager          Name:   Marie M. Miller
                                        Title:  General Partner
By: ______________________________
Name:    Geoffrey Tirman
Title:   President                      By: _____________________________
                                        Name:   Truman W. Miller
                                        Title:  General Partner


                    1999 ANNUAL MEETING OF SHAREHOLDERS
                                    OF
                             PACER TECHNOLOGY


      PROXY STATEMENT OF THE PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE
                  IN OPPOSITION TO THE BOARD OF DIRECTORS
                            OF PACER TECHNOLOGY


                                  GENERAL

   As shareholders of Pacer Technology (the "Company"), we are dissatisfied with the Company's share price performance in recent years. We have formed the Pacer Technology Shareholder's Committee (the "Committee") to nominate six persons for election as directors of the Company. This Proxy Statement and the accompanying GREEN proxy card are being furnished in connection with the solicitation of proxies by the Committee to be voted at the Annual Meeting of the Company to be held on November 16, 1999, and at any adjournments, postponements, or reschedulings thereof (the "Annual Meeting"). At the Annual Meeting, six directors of the Company will each be elected for a one-year term or until the election and qualification of each of their successors. The Committee is soliciting your proxy in support of the election of the Committee's six nominees named herein (the "Committee Nominees") as directors of the Company.

   The proxy statement and proxy card are first being mailed to the stockholders of the Company on or about November 3, 1999. The principal office of the lead shareholder of the Committee is located at 16101 LaGrande Drive, Suite 100, Little Rock, Arkansas 72223. The principal office of the Company is located at 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730.

                                 IMPORTANT

   At the Annual Meeting, the Committee seeks to elect the six Committee Nominees as Directors of the Company.

   YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. THE COMMITTEE URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE FOR ELECTION OF THE COMMITTEE NOMINEES.

   A VOTE FOR THE COMMITTEE NOMINEES WILL ENABLE YOU-AS THE OWNERS OF THE COMPANY-TO ELECT DIRECTORS WHO POSSESS THE MANAGERIAL AND RELATIONSHIP SKILLS NECESSARY TO IMPROVE THE COMPANY'S FINANCIAL AND OPERATIONAL PERFORMANCE AND INCREASE SHAREHOLDER VALUE.

   THE COMMITTEE URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. If you have already done so, you may revoke your proxy by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to D.F. King & Co., Inc., or to the Secretary of Pacer Technology or by voting in person at the Annual Meeting. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. See "Voting and Proxy Procedures" below.

   If your Shares are registered in your own name, please mark, sign and date the enclosed GREEN proxy card and return it to the Pacer Technology Shareholder's Committee, c/o D.F. King & Co., Inc. in the enclosed envelope in time to be voted at the Annual Meeting. If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Pacer shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GREEN proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to D.F. King & Co., Inc. at the address indicated below:

                           D.F. KING & CO., INC.
                              77 WATER STREET
                         NEW YORK, NEW YORK  10005
                       CALL TOLL-FREE (800) 207-2872
               BROKERS AND BANKS, PLEASE CALL (212) 269-5550


                        VOTING AND PROXY PROCEDURES

   The Company's Board of Directors has fixed the close of business on September 27, 1999 as the record date (the "Record Date") for determining the stockholders of the Company entitled to vote at the Annual Meeting and any adjournment thereof. According to the Company, as of the Record Date, the Company had outstanding 16,840,975 shares of common stock, no par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting, except with respect to the election of directors where votes may be cumulated as described under "Election of Directors." According to the Company's bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

   Shares represented by the enclosed GREEN proxy card will be voted as specified. If no specification is made, shares represented by the enclosed GREEN proxy card will be voted for the election of the Committee Nominees as directors of the Company. An executed proxy may be revoked either by a later-dated proxy concerning the same matters, by voting in person at the Annual Meeting, or by giving notice of revocation in writing to the Secretary of the Company.

   The Committee knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the enclosed Proxy will use their discretion to vote on such matters in accordance with their best judgment.

   IF YOU OWN YOUR SHARES IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, THEY CANNOT VOTE YOUR SHARES OF COMMON STOCK UNTIL THE BROKER OR BANKER RECEIVES SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO MAKE SURE THAT A PROXY IS EXECUTED FOR YOUR COMPANY COMMON STOCK ON THE GREEN PROXY CARD.

                       REASONS FOR THIS SOLICITATION


INTRODUCTION

   As shareholders of the Company, the Committee is dissatisfied with the Company's share price performance in recent years. The Company's stock has significantly under performed both the Standard & Poor's ("S&P") 500 Stock Index and the S&P Chemical Index. The Committee believes that the directors and certain members of management of the Company need to be replaced to maximize shareholder value, improve earnings, and restore analysts' confidence in the Company.

GENERAL PERFORMANCE AND OPERATIONAL PROBLEMS OF THE COMPANY

   The Board of Directors of the Company has been led by the same Chairman and board members since the early 1980s and the Company reported continuous losses through 1986. Since 1986, the Company benefited from a strong management team that grew the Company significantly in both sales and earnings for 12 straight years. Unfortunately, the operating success of the Company has not been reflected in the share price.


   FROM 1995 TO 1999, UNDER THE LEADERSHIP OF MR. MUNN, THE COMPANY'S SALES GREW FROM APPROXIMATELY $20.5 MILLION TO $46.0 MILLION, OR OVER 120%. OVER THAT SAME TIME PERIOD, HOWEVER, AS IS INDICATED IN THE PERFORMANCE GRAPH INCLUDED IN THE COMPANY'S PROXY STATEMENT, YOU HAVE RECEIVED A TOTAL RETURN ON YOUR INVESTMENT IN THE COMPANY COMMON STOCK OF LESS THAN 10%. IN FACT, FROM JUNE 2, 1994 THROUGH SEPTEMBER 30, 1999, THE VALUE OF THE COMMON STOCK ACTUALLY DECREASED MORE THAN 20%. DURING THIS SAME TIME PERIOD, THE BOARD GRANTED TO THEMSELVES OPTIONS TO ACQUIRE 1.9 MILLION SHARES OF COMMON STOCK (AN AMOUNT EQUAL TO APPROXIMATELY 13% OF THE OUTSTANDING SHARES OF COMMON STOCK AT THAT TIME), AND YOUR INCUMBENT CHAIRMAN OF THE BOARD, DR. HOCKIN, SOLD A TOTAL OF APPROXIMATELY 1.1 MILLION SHARES OF THE COMPANY'S STOCK, WHICH, IN THE COMMITTEE'S OPINION, UNDERMINED THE CONFIDENCE OF PROSPECTIVE INVESTORS AND COMPANY SHAREHOLDERS. IN ADDITION, AS IS DISCLOSED IN THE COMPANY'S PROXY STATEMENT, THE COMPANY LOANED DR. HOCKIN OVER $400,000 TO ENABLE HIM TO EXERCISE OPTIONS AND SELL SHARES OF COMMON STOCK, AT AN INTEREST RATE LOWER THAN THE INTEREST RATE THE COMPANY WAS BEING CHARGED FOR ITS OWN BANK CREDIT FACILITIES. ACCORDING TO THE COMPANY'S PROXY STATEMENT, YOUR CURRENT BOARD OF DIRECTORS (OTHER THAN MESSRS. TIRMAN AND MERRIMAN) HOLD IN THE AGGREGATE 2,766,033 SHARES OF THE COMPANY'S COMMON STOCK, OF WHICH AN AGGREGATE OF 1,900,000 SHARES ARE HELD IN THE FORM OF STOCK OPTIONS GRANTED TO THE DIRECTORS, AND AN AGGREGATE OF 652,755 SHARES ARE HELD IN AN EMPLOYEE BENEFIT TRUST, FOR WHICH CERTAIN DIRECTORS SERVE AS TRUSTEES, LEAVING AN AGGREGATE OF 213,278 SHARES (OR APPROXIMATELY 1.3% OF THE OUTSTANDING COMMON STOCK) HELD DIRECTLY BY THE DIRECTORS. BY CONTRAST, MESSRS. TIRMAN AND MERRIMAN OWN AN AGGREGATE OF 1,410,000 SHARES (OR APPROXIMATELY 8.4% OF THE OUTSTANDING COMMON STOCK), ALL OF WHICH WAS PURCHASED ON THE OPEN MARKET BY THESE TWO GENTLEMEN OVER THE LAST TWO YEARS AND MESSRS. MUNN AND BLOOM OWN AN AGGREGATE OF 771,586 SHARES (OR APPROXIMATELY 4.6% OF THE OUTSTANDING COMMON STOCK). DURING THIS SAME TIME PERIOD, MESSRS. MUNN AND CAVAZOS SOLD NO SHARES UNTIL EACH WAS NO LONGER EMPLOYED BY THE COMPANY, BEING MARCH AND APRIL, 1999, RESPECTIVELY. FROM MARCH 1999 UNTIL THE PRESENT, THEY SOLD AN AGGREGATE OF 481,200 AND 100,000 SHARES, RESPECTIVELY. MR. BLOOM SOLD NO SHARES DURING THIS TIME PERIOD.

   The incumbent board can also take credit for the following:

   * Failing   to  provide   management  with   appropriate  direction  and
     strategy for the Company to enhance the value of the Common Stock.

   * Failing to pursue opportunities that could have provided substantial value to the Company's shareholders. You should know that in 1998 the Board summarily rejected a $1.95 per share offer for all of the Company's shares when the Common Stock was trading at approximately $1.25 to $1.35 per share. The potential buyer had initially offered $2.25 per share, and after the Board dragged its feet in the negotiation of this offer, the buyer withdrew it. Mr. Tirman, in his capacity as a shareholder of the Company and at the request of the Board, assisted in getting the parties back to the negotiating table, but the buyer reduced his offer to $1.80 per share. Mr. Tirman also managed to negotiate the offer up to $1.95 which was then rejected by the Board. This financial opportunity would have represented a premium to you of between 48% and 56% per share. You should note that, as is customary in sales to financial buyers, the Company's management employees, including Messrs. Munn, Bloom and Cavazos, were given the option of retaining their financial interests in and positions with the Company upon consummation of the transaction. Although the transaction did not progress to the point where any management employee knew the terms of his financial interest or employment or compensation arrangement, Mr. Munn abstained from voting on this transaction due to his potential interest.

THE COMMITTEE'S PLANS FOR THE COMPANY

   The Committee is concerned with the poor performance of the Company's Common Stock. Mr. Tirman has been a shareholder since October 1997 and as early as January 1998, Mr. Tirman began seeking discussions with the Company's Board regarding measures they could take to improve shareholder value. Mr. Tirman had dozens of discussions over the ensuing year, culminating in the Board's decision to add Messrs. Tirman and Merriman to the Board in June 1999. Following their election to the Board, Messrs. Tirman and Merriman continued to urge the remaining directors to take action to improve the performance of the Company's Common Stock, to no avail. Messrs. Munn, Bloom and Cavazos also believe that prior to the termination of their employment, the Board failed to provide them with the guidance they needed or any strategic direction for the Company. The Committee was formed because the members believe it is now time to restructure the Board with members who hold the interests of all shareholders first and foremost.


   It is the Committee's belief that the true value of the Company's Common Stock is between $2 and $3 per share. This is based on an analysis of what a strategic buyer and a financial buyer would pay for the Company, although it is not the Committee's intent to seek the sale of the Company, nor has the Committee been involved in any discussions to that effect. These estimates are based on the Committee's analysis of the EBITDA that could be achieved by the Company if it divested unprofitable product lines, although such product lines have not been identified. Current EBITDA is in the range of $4.4 million and it is not uncommon for a buyer to achieve cost savings in the range of 5%-10% of sales, or approximately $2.35 to
$4.7  million  in  the  case  of  the  Company.   It  is our opinion that a
strategic buyer would pay in the range of 6.5X EBITDA, and a financial buyer would pay in the range of 8.5X EBITDA. These ranges are also based on prior contacts Mr. Tirman had, solely in his capacity as a member of the Company's Board and at the behest of the Board, with several strategic and financial buyers to discuss potential strategic transactions.


   Messrs. Merriman and Tirman, who have served as directors of the Company since June 1999, have recognized the problems with the current Board and have agreed to serve as Committee Nominees. The Committee believes that these two current Board members, together with Messrs. Munn and Bloom, two former executive officers of the Company who were dissatisfied with the lack of guidance they received from, and the lack of strategic direction demonstrated by, the prior Board, will provide continuity that can enhance an effective implementation of a strategic plan to maximize shareholder value. Moreover, the Company's Board will benefit from the addition of Messrs. Barnes and Ballard, both of whom are experienced in financial and strategic business matters.

   The Committee Nominees would, if elected, consider the following measures:

   (1) Consider and develop strategic policies and proposals intended to enhance shareholder value in the long or short term including, without limitation,

        * divest non-core business activities and product lines to enable the Company to focus its efforts on its core competencies; although it is not the intent of the Committee to actively seek the sale of the Company as a whole

        * focus on higher margin products to increase operating and net margins

        * increase operating cash flow

        * pursue   roll-up   or   growth  acquisition  strategy  for  other
          privately owned businesses operating in similar businesses to the Company's core businesses

        * reduce   the   number  of  shares  outstanding  through  a  share
          repurchase program

   (2) Engage advisors to advise and assist the board of directors, which advisors may include, among others, an investment banking firm that will pursue strategic combinations for the Company;

   (3) Retain most current members of senior management, and make such changes as are necessary to take advantage of available opportunities and to meet challenges in order to keep pace with changes in the industries that the Company serves, although it is not the Committee's intent that Messrs. Munn, Bloom or Cavazos will have any managerial role with the Company (other than Messrs. Munn and Bloom's serving as members of the Board); and

   (4) Utilize the Company's resources in a more efficient manner in an effort to grow the Company's earnings per share to match its growth in net revenues.

   There can be no assurance that the Committee will be successful in implementing any of these measures, or that the profitability of the Company or shareholder value will be increased if the Committee is successful in implementing any of these measures.

   The objective of the Committee Nominees is to engage in these and other similar activities in an effort to increase the Company's stock price. Their primary focus will be to increase the per share price of the Common Stock out of the $1.00 to $1.50 range at which it has been trading for the last ten years. The Committee believes that a more focused effort on operating results, including top-line growth and operating margin expansion, coupled with a reduced number of outstanding shares will lead to a significantly higher stock price.

                           ELECTION OF DIRECTORS

GENERAL

   The Company's bylaws provide that the Board of Directors be comprised of at least five and not more than nine members as determined by the Board of Directors. According to publicly available information, the number of Directors is currently set at six, all of whose terms will expire at the Annual Meeting. The Committee has nominated the Committee Nominees to fill the six director positions which will expire at the Annual Meeting. The Committee Nominees are listed below and have furnished the following information concerning their principal occupations and certain other matters. Each Committee Nominee, if elected, would hold office until the 2000 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

CUMULATIVE VOTING

   In the election of directors, each shareholder has the following rights:
(i) to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote or (ii) to cumulate the shareholder's votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate.

   Under California law, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. The proxy accompanying this Proxy Statement grants discretionary authority to cumulate votes to the extent necessary to ensure that all of the Committee Designees are elected. Votes against a candidate and votes withheld have no legal effect. The director nominees receiving the greatest number of votes at the Meeting will be elected to the Board of the Company. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

   The Committee members intend to give notice to the Company of their intent to cumulate their votes to the extent necessary to ensure that all of the Committee Nominees are elected.

THE COMMITTEE NOMINEES

   Certain information with respect to Committee Nominees is as follows:

   D. Jonathan Merriman, 39, has served as Managing Director and Head of the Equity Capital Markets Group of First Security Van Kasper, San Francisco, California, an investment banking firm, since 1998. Prior to that, he served as Managing Director and Head of Capital Markets at the Seidler Companies, Los Angeles, California, an investment banking firm, from 1997 to 1998 and as Director of Equities for Dabney/Resnick/Imperial, LLC, Beverly Hills, California, an investment banking firm, from 1994 to 1997. Mr. Merriman has served as a director of the Company since June 22, 1999 and also serves as a director of Brio Industries, Inc. Mr. Merriman's business address is 600 California Street, Suite 1700, San Francisco, CA 94108.

   Geoffrey Tirman, 35, has served as President of Talisman Capital Inc. and Talisman Capital Opportunity Inc., Little Rock, Arkansas since 1997. These corporations serve as the investment manager of Talisman Capital Ltd. and Talisman Capital Opportunity Fund Ltd., respectively, which are British Virgin Islands investment companies. Prior to that, from 1994 to 1997 he was Senior Vice President of Everest Capital Ltd., Hamilton, Bermuda, an investment company, and from 1993 to 1994 he served as Vice President of Everest Capital Ltd. Mr. Tirman has served as a director of the Company since June 22, 1999 and also serves Chairman of the Board of Environmental Remediation Holding Corporation and as Vice Chairman of China Web, Ltd. Mr. Tirman's business address is 16101 LaGrande Drive, Suite 100, Little Rock, AR 72223.

   Allen D. Barnes, 39, has served as President and Chief Executive Officer of PAC ONE, Inc. a flexible packaging manufacturer, since 1988. From 1987 to 1988 he served as president of GNC Acquisition Corporation, a company formed to evaluate and purchase manufacturing operations. Prior to that, he served as Vice President of Capital Services, Inc. and Financial Guaranty Corporation, investment banking firms based in Atlanta, Georgia, and prior to that served as assistant secretary for Irving Trust Company, New York. Mr. Barnes also serves on the board of Innoflex, Inc. Mr. Barnes' business address is 1633 Mount Vernon Road, Atlanta, GA 30338.

   James T. Munn, 60, served as President and Chief Executive Officer of the Company from September 1986 until March 1999, when his employment was terminated. Mr. Munn's address is 666 W. 21st St., Upland, CA 91784.


   Howard J. Bloom, 65, served as Vice President of the Company from June 1998 until June 1999, when he retired. Prior to that, he served as Director of Operations of the Company for more than the previous five years. Mr. Bloom currently manages private investments and his address is 25162 Campina Drive, Mission Viejo, CA 92691.

   Claude M. Ballard, 70, has been a Senior Consultant and shareholder of Goldman, Sachs & Company since 1988 and prior to that was a general partner of Goldman Sachs & Company since 1981. He also serves on the boards of Bedford Property Investors, CBL and Associates, Taubman Center, Inc., and The Mony Group, and is the Chairman of Merit Equity Investors. Mr. Ballard's business address is 7 St. John's Place, Little Rock, AR 72207.

   For information regarding the compensation paid by the Company to Messrs. Munn and Bloom for the last three fiscal years, see the Company's proxy statement. For information regarding compensation paid to non-employee directors of the Company, see the Company's proxy statement. However, both Mr. Merriman and Tirman waived their director's fees during the last fiscal year. The Committee Nominees will receive director's fees upon their election to the Company's Board in accordance with the Company's practice at the time.

   The Committee recommends that the shareholders vote FOR all of the foregoing Committee Nominees. Two of the Committee Nominees, Messrs. Merriman and Tirman, are currently directors of the Company and are also named as management nominees in the Company's proxy statement.

COMMON STOCK OWNERSHIP OF COMMITTEE NOMINEES

   The following table sets forth the beneficial ownership, as of September 27, 1999, of the Common Stock by each of the Committee Nominees. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

        NAME               NUMBER OF SHARES        PERCENT
D. Jonathan Merriman          150,0000               .9%
Geoffrey Tirman             1,260,000(1)            7.5%
James T. Munn                 578,752               3.4%
Howard J. Bloom               192,834(2)            1.2%
Allen D. Barnes                     0                 0
Claude M. Ballard                   0                 0

_______________

(1)Includes 1,250,000 shares of Common Stock owned of record by Talisman Capital Opportunity Fund Ltd. Mr. Tirman is the President and sole stockholder of Talisman Capital Opportunity Fund Inc., the investment manager of Talisman Capital Opportunity Fund Ltd. Mr. Tirman disclaims beneficial ownership of these shares. Also includes 10,000 shares of Common Stock owned of record by the Tirman's Children's Trust, for which Mr. Tirman serves as trustee. Mr. Tirman disclaims beneficial ownership of these shares.

(2)Includes 122,334 shares of Common Stock owned of record by the Bloom Family Trust, for which Mr. Bloom and his wife serve as co-trustees. As co-trustees, Mr. Bloom and his wife share voting and investment power over the shares of Common Stock owned by the Bloom Family Trust.
                             _________________________

ADDITIONAL INFORMATION REGARDING COMMITTEE NOMINEES

   None of the Committee Nominees have any family relationships with any executive officer or director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation. However, Mr. Munn is the plaintiff in a lawsuit filed in September 1999 against the Company and certain of its current and former directors, claiming that the directors breached their fiduciary duties to the Company's public shareholders by failing to consider a $1.95 per share tender offer for the Company.

                   INFORMATION CONCERNING THE COMMITTEE

MEMBERS OF THE COMMITTEE

   In addition to Messrs. Merriman, Tirman, Bloom and Munn, who are described under "The Committee Nominees," the Committee is comprised of the following entities and individuals:


NAME                                            BUSINESS ADDRESS
Roberto J. Cavazos, Jr.(1)                      1539 Spyglass Dr.
                                                Upland, CA  91786

The Miller Family Partnership(2)                764 Jessanda Circle
                                                Lakeland, FL  33813

Mac Van Horn(3)                                 1110 West C Street
                                                Russellville, AR  72801

Talisman Capital Opportunity Fund, Ltd.(4)      Harbour Centre, 4th Floor
                                                P. O. Box 61 GT North Church Street
                                                Grand Cayman, BWI

_______________

(1)Mr. Cavazos served as Chief Financial Officer for the Company from March 1989 to March 1999, and as interim Chief Executive Officer of the Company from March 1999 to April 1999. Mr. Cavazos resigned from the Company in April 1999 and currently manages private investments.

(2)The Miller Family Partnership is a Florida partnership organized in December 1998 to hold investments for the Miller family. Its partners are Truman Miller and Marie Miller.

(3)Mac Van Horn serves as Chairman of MVH Corporation, a private investment corporation with interests in manufacturing and real estate. He also serves as Managing Partner of H.G.V. Development Corporation, Chairman of Magnifico, and on the Board of Directors of River Valley Bancorp. He previously served as Chairman and Chief Executive Officer of Sugar Creek Foods, a food manufacturing company.

(4)Talisman Capital Opportunity Fund, Ltd.'s principal business is the investment in the securities of private and public companies. Mr. Tirman is the President and sole stockholder of the corporate investment managers of Talisman Capital Opportunity Fund, Ltd.
                         _________________________

COMMON STOCK OWNERSHIP OF THE COMMITTEE

   Except for Messrs. Merriman, Tirman, Bloom and Munn, whose beneficial ownership of Company Common Stock is set forth above under the heading "Common Stock Ownership of Committee Nominees," the following table sets forth the beneficial ownership, as of September 27, 1999, of the Common Stock by each member of the Committee. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

            NAME                              NUMBER OF SHARES         PERCENT
Roberto J. Cavazos, Jr.                         66,822                  0.4%
Mac Van Horn                                    85,000(1)               0.5%
The Miller Family Partnership                  589,752                  3.5%
Talisman Capital Opportunity Fund, Ltd.      1,250,000                  7.4%

_______________

(1)The shares of Common Stock are owned of record by the Van Horn Family Partnership, of which Mr. Van Horn is the sole general partner.

                         _________________________
ADDITIONAL INFORMATION REGARDING COMMITTEE MEMBERS

   Except as set forth in this Proxy Statement (including Schedule I hereto), none of the members of the Committee, any of the Committee Nominees, or any other participant in this solicitation, or any of their respective associates: (i) directly or indirectly beneficially owns any shares of Common Stock or any other securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder; (iii) is or has been a party to any transactions, or series of similar transactions, within the past year with respect to any securities of the Company, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (iv) is or has been a party to, or otherwise had a direct or indirect material interest in, any transaction or series of similar transactions within the past year with the Company in which the amount involved exceeds $60,000; (v) has been indebted to the Company since the beginning of the Company's last fiscal year; or (vi) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.


                          SOLICITATION OF PROXIES

   The Committee has not, prior to the date of this Definitive Proxy Statement, solicited any proxies or indications of interest from any Company shareholder. Statements to the contrary attributed to Mr. Tirman in the October 22, 1999 edition of the "Inland Valley Daily Bulletin" were incorrect. During Mr. Tirman's interview with the "Inland Valley Daily Bulletin," he gave a personal estimate or guess as to the percentage of the outstanding shares of Common Stock that support the Committee's solicitation, for which he had no reasonable basis. Other than the 2,923,160 shares of Common Stock (or 17.4% of the outstanding shares) that the Committee members have agreed to vote in favor of the Committee Nominees, the Committee has no particular knowledge of how other Company shareholders will vote. The Committee may solicit proxies by mail, courier service, advertisement, telephone, telecopies, global computer networks (including the Internet), and in person. The Committee has entered into an agreement with D. F. King & Co., Inc. pursuant to which D. F. King has agreed to assist the Committee with its solicitation of proxies. D. F. King is to receive a fee not to exceed $30,000, plus reimbursement for its reasonable out-of-pocket expenses.

   It is anticipated that D. F. King will make available approximately 30 persons in connection with its efforts on behalf of the Committee. In addition to the solicitation of proxies from retail investors, brokers, banks, nominees and other institutional holders, such persons will, among other activities, provide consultation pertaining to the planning and organization of the proxy solicitation. The Committee has also agreed to indemnify D. F. King against certain liabilities and expenses relating to the proxy solicitation.

   Bank, brokers, custodians, nominees and fiduciaries, and other custodians, will be required to forward solicitation materials to the beneficial owners of the Common Stock. The Committee will reimburse such institutions for their reasonable out-of-pocket expenses incurred in forwarding these materials to the beneficial owners.

   The entire cost of the Committee's solicitation will be borne by the Committee. The Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $50,000, plus the fees payable to D. F. King and additional expenditures if there is litigation. To date, the Committee has incurred cash expenditures of $10,000. If the Committee Nominees are elected to the Company's Board, the Committee plans to seek reimbursement for such expenses from the Company and does not plan to submit the question of such reimbursement to a vote of security holders.

                          ADDITIONAL INFORMATION

   The Committee has prepared portions of this Proxy Statement based on publicly available information on the Company and assumes no responsibility for the accuracy or completeness of any such information contained herein. In reliance upon Rule 14a-5(c) of the Securities Exchange Act of 1934, reference is made to the proxy statement dated October 4, 1999 which is being sent to you by the Company for a full description of management's director nominees as well as information with respect to the number of shares eligible to vote at the meeting, the date, time and place of the Annual Meeting, the quorum, the record date, the securities ownership of the Company, and information about the Company's officers and directors, including compensation information. Also included in the Company's proxy statement is the date by which shareholder proposals intended to be submitted at the Company's next annual meeting must be received by the Company for inclusion in the Company's proxy statement.

   PLEASE INDICATE YOUR SUPPORT OF THE PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE BY COMPLETING, SIGNING AND DATING THE ENCLOSED GREEN PROXY CARD AND RETURNING IT PROMPTLY TO D.F. KING & CO., INC., 77 WATER STREET, NEW YORK, NEW YORK 10005 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.



                         THE PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

Little Rock, Arkansas
November 3, 1999

                                                                 SCHEDULE I

                TRANSACTIONS IN THE COMPANY'S COMMON STOCK
                     BY COMMITTEE MEMBERS AND NOMINEES
                           DURING PAST TWO YEARS



                                                          TYPE OF      NUMBER
                                                        TRANSACTION      OF
        NAME                            TRADE DATE          P/S        SHARES
Howard Bloom                               None
Allen D. Barnes                            None
Claude M. Ballard                          None
James T. Munn                             12/09/87              P      20,000
                                          06/30/88              P      10,000
                                          02/26/90              P      25,000
                                          11/09/90              P      13,333
                                          05/08/91              P      50,000
                                          01/08/92              S      10,000
                                          01/20/92              S      10,000
                                          01/30/92              S      10,000
                                          03/19/99              S     150,000
                                          03/19/99              S      57,000
                                          03/23/99              S      43,000
                                          03/30/99              S      72,500
                                          07/15/99              S      10,000
                                          07/22/99              S      20,000
                                          07/22/99              S      10,000
                                          07/26/99              S      26,300
                                          07/27/99              S       6,400
                                          07/28/99              S      17,500
                                          07/29/99              S      21,000
                                          07/30/99              S       6,000
                                          08/04/99              S       7,500
                                          08/05/99              S       1,500
                                          08/25/99              S       9,400
                                          08/26/99              S       8,100
                                          09/07/99              S      15,000
D. Jonathan Merriman                      04/23/99              P      30,000
                                          04/30/99              P      70,000
                                          06/14/99              P      50,000
The Miller Family Partnership              None
Roberto J. Cavazos, Jr.                   04/01/99              S      28,200
                                          04/05/99              S       1,000
                                          04/07/99              S      26,500
                                          04/15/99              S      19,300
                                          04/16/99              S      25,000
Mac Van Horn Family Partnership           07/23/98              P      10,000
                                          07/24/98              P       8,500
                                          07/27/98              P       1,100
                                          07/28/98              P       5,000
                                          07/30/98              P       3,000
                                          07/31/98              P      12,000
                                          08/03/98              P      10,400
                                          08/04/98              P      10,000
                                          08/10/98              P       7,500
                                          08/14/98              P       7,500
                                          05/12/99              P      10,000
Scott B. Van Horn                         09/28/98              P       5,000
                                          10/09/98              P       5,000
                                          10/15/98              P       6,000
                                          10/20/98              P       4,000
Talisman Capital Opportunity Fund, Ltd.   02/06/98              P       8,000
                                          02/09/98              P       1,400
                                          02/10/98              P      17,800
                                          02/11/98              P      39,900
                                          02/13/98              P      24,000
                                          02/17/98              P      23,500
                                          02/19/98              P       8,600
                                          02/20/98              P      12,000
                                          02/23/98              P      13,000
                                          02/24/98              P      16,800
                                          02/25/98              P      39,500
                                          03/02/98              P      16,500
                                          03/03/98              P      11,100
                                          03/04/98              P      68,800
                                          03/12/98              P       4,500
                                          03/13/98              P       5,200
                                          03/16/98              P      12,500
                                          03/17/98              P      14,200
                                          03/18/98              P      45,500
                                          03/19/98              P      52,000
                                          03/20/98              P      15,000
                                          03/30/98              P       6,700
                                          03/31/98              P      35,200
                                          04/07/98              P      14,200
                                          04/08/98              P      12,000
                                          04/09/98              P       5,100
                                          04/14/98              P      21,500
                                          04/15/98              P      67,900
                                          04/15/98              P      43,000
                                          04/22/98              P      11,000
                                          04/30/98              P      32,800
                                          05/29/98              P       6,500
                                          06/30/98              P       5,000
                                          07/07/98              P       7,900
                                          07/31/98              P      14,300
                                          02/26/99              P       2,500
                                          03/10/99              P      37,500
                                          03/12/99              P       5,000
                                          03/15/99              P      48,600
                                          03/16/99              P      31,100
                                          03/23/99              P      42,400
                                          03/25/99              P      15,000
                                          03/26/99              P       1,000
                                          03/29/99              P      73,000
                                          04/07/99              P      40,500
                                          04/19/99              P     103,011
                                          05/26/99              P      17,200
                                          06/04/99              P      65,000
                                          06/11/99              P      15,489
                                          06/17/99              P      19,800

      PROXY SOLICITED BY THE PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

                             PACER TECHNOLOGY
                            1999 ANNUAL MEETING

   This Proxy is solicited on behalf of the Pacer Technology Shareholder's Committee for use at the 1999 Annual Meeting of Stockholders to be held on November 16, 1999 ("the Annual Meeting"). The undersigned hereby appoints Geoffrey Tirman and Mark A. Lee, and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting, and at any adjournment, postponement or rescheduling thereof on the following matters:

   The Committee recommends a vote "FOR" Proposal No. 1.

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified: D. Jonathan Merriman, Geoffrey Tirman, Howard J. Bloom, James
T.  Munn, Allen D. Barnes, Claude M. Ballard.

[ ] FOR ALL NOMINEES LISTED ABOVE (except as indicated to the contrary below)
[ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

     (To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below:
_______________________________________________________________________________

(2) To consider and take action upon such other matters as may properly come before the meeting or adjournments or postponements thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

EXCEPT WITH RESPECT TO ANY NOMINEE AS TO WHOM THE UNDERSIGNED HAS WITHHELD AUTHORITY TO VOTE, THIS PROXY ALSO CONFERS UPON THE PROXY HOLDERS THE DISCRETION TO CUMULATE THE UNDERSIGNED'S VOTES TO THE EXTENT NECESSARY TO ENSURE THE ELECTION OF ALL COMMITTEE NOMINEES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

The undersigned revokes any prior proxies to vote the shares covered by this Proxy.

                                        Date: _______________________, 1999


                                        ___________________________________
                                        Signature(s)

                                        ___________________________________
                                        Signature, if held jointly

                                        Note:   Please sign exactly as name
                                        appears above. When shares are held
                                        by joint tenants, both should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If
                                        a   corporation,   please  sign  in
                                        corporate   name  by  President  or
                                        other  authorized  officer.   If  a
                                        partnership,    please    sign   in
                                        partnership   name   by  authorized
                                        person.